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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT


              Pursuant to Section 13 or 15 (d)
           of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                      November 29,1996


               PIKEVILLE NATIONAL CORPORATION
   (Exact name of registrant as specified in its charter)

     Kentucky             0-11129            61-0979818
     (State or other    (Commission       (IRS Employer
     jurisdiction of    File Number)     Identification
     incorporation)                           No.)

     208 North Mayo Trail
     Pikeville, Kentucky                          41501
     (Address of principal executive offices)   (Zip Code)

     Registrant's telephone number, including area code: (606) 432-1414

                       Not Applicable
     (Former name or former address, if changed since last report)

Item 5. Sale of Affiliate Banking Institution

     A definitive agreement was signed on November 29, 1996 to sell Pikeville National Corporation's wholly owned subsidiary Commercial Bank, West Liberty, KY to Commercial
Bancshares, Inc., West Liberty, KY.

     See Exhibit 5.

                         Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             Pikeville National Corporation




December 5, 1996             By: Richard M. Levy
                             Richard M. Levy
                             Executive Vice President
                             Chief Financial Officer

                      INDEX TO EXHIBITS


Exhibit                                       Sequentially Numbered Page

5         Pikeville National Corporation                 5
          Press Release dated November 29, 1996

Exhibit 5

FOR IMMEDIATE RELEASE
November 29, 1996

FOR  ADDITIONAL INFORMATION PLEASE CONTACT RICHARD M.  LEVY,
EXECUTIVE  VICE  PRESIDENT  AND  CHIEF  FINANCIAL   OFFICER,
PIKEVILLE NATIONAL CORPORATION AT (606) 437-3282

Burlin Coleman, President and CEO of Pikeville National Corporation, today announced the signing of a definitive agreement to sell its 100% interest in Commercial Bank, West Liberty, Kentucky to Commercial Bancshares, Inc., West Liberty, Kentucky for $10.2 million in cash.

Pikeville National Corporation is a ten bank holding company with $1.8 billion in assets. Commercial Bank had assets of $73 million, or 4% of the total for Pikeville National Corporation as of September 30,1996. In line with the company's strategic plan, this sale gives Pikeville National Corporation the opportunity to invest the proceeds in additional acquisitions which will provide growth in new and existing markets. The sale is subject to regulatory approvals.